Precipio in advanced discussions with Poplar Healthcare towards a multi-faceted strategic partnership

NEW HAVEN, CT, (February 18, 2020) – Specialty diagnostics company Precipio, Inc.  (NASDAQ: PRPO), announced today that it is in advanced discussions with Poplar Healthcare to establish a strategic partnership that includes, among other transactions, the acquisition of the customer base of Poplar’s Hematopathology division, OncoMetrix.

The planned transaction contemplates that Precipio will assume responsibility for OncoMetrix's customer base and associated revenues of approximately $3M (as of YE 2019, unaudited). This will represent a potential doubling of Precipio’s current pathology services revenue, and should provide a substantial improvement to Precipio's laboratory economies of scale, resulting in increased gross margins. Assuming discussions proceed on course, Precipio anticipates this transaction to be completed in the next 90 days.

As part of the transaction, three sales representatives of OncoMetrix will transition to Precipio. There is no consideration – either cash or stock - to be exchanged between the parties at the outset. Each party expects to realize economic and cash benefits following the completion of the transaction. The impact to Precipio is essentially equivalent to the hiring of three experienced sales rep that immediately bring in a substantial book of business.

Additional elements of the transaction contemplated include Precipio offering Poplar’s solid tissue pathology services, and Poplar offering Precipio’s Hematopathology services, through their sales teams. As both companies have been engaged for several years in the pathology services business, each has developed various competencies and strengths in areas such as billing and contracting, laboratory technologies, logistics, sales and marketing. Both companies will share best practices, as well as leverage each other’s’ relative advantages in the various areas, for the combined benefit of each company.

Precipio’s management is disclosing the potential transaction in order to ensure that no parties involved, including employees and providers for either company, would have advanced knowledge and or access to what could potentially be material non-public information. As contemplated, the transaction would likely represent a significant increase to Precipio’s existing pathology business, internal economies of scale and geographic presence.

Both parties are currently in the process of negotiating definitive agreements to ensure that providers and their patients experience an orderly transition. However, there can be no assurances that any transaction will result from these negotiations, or of the terms, timing or approval of any such transaction. Precipio will provide further information once a definitive agreement has been reached, or if Precipio determines that further disclosure is warranted. While Precipio’s management currently believes there is a high likelihood of completing this transaction in the next 90 days, investors should make their own assessment as to the impact of this announcement prior to the completion of the transaction.

“This strategic initiative represents a rapid and effective way to scale up our business without any dilution to our shareholders”, said Ilan Danieli, Precipio CEO. “Should this transaction take place, it will represent the successful execution of one of the strategic initiatives mentioned earlier this year, intended to grow our business and generate value to our shareholders.”

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine, Harvard’s Dana-Farber Cancer Institute and the University of Pennsylvania, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including financial projections related thereto and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on May 29, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and on the Annual Report on Form 10-K for the year ended December 31, 2018 as well as the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

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